UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2026

Date of Report (Date of earliest event reported)

FutureTech II Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41289	87-2551539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 Gail Drive New Rochelle, NY	10805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 316-4805

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTII
Rights	FTIIW
Units	FTIIU

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Appointment of New Independent Registered Public Accounting Firm

On February 17, 2026, the Chief Executive Officer and the Chairman of the Audit Committee of the Board of Directors of FutureTech II Acquisition Corp. (the “Company”) approved the engagement of CBIZ CPAs P.C. (“CBIZ”) as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2025. In connection with the engagement, CBIZ will audit the Company’s financial statements as of and for the fiscal year ended December 31, 2025 and review the Company’s interim financial statements as of and for the three months ended September 30, 2025.

During the Company’s fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through February 17, 2026, neither the Company nor anyone on its behalf has consulted with CBIZ regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that CBIZ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURETECH II ACQUISITION CORP.
Dated: February 19, 2026
	By:	/s/ Ray Chen
	Name:	Ray Chen
	Title:	Chief Executive Officer

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